UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2010

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Recent Developments—Acquisitions

On December 17, 2009, we acquired a two-property data center portfolio consisting of four buildings located at 21561 and 21571 Beaumeade Circle in Ashburn, Virginia and 45901 and 45905 Nokes Boulevard in Sterling, Virginia, as well as certain vacant real property located at 21551 Beaumeade Circle in Ashburn, Virginia, which we refer to collectively as the Beaumeade/Nokes Property, for a purchase price of approximately $63.3 million. The Beaumeade/Nokes Property totals approximately 332,000 square feet with the vacant property capable of supporting up to 140,000 square feet of new data center development. The acquisition was financed with borrowings under our revolving credit facility.

As previously disclosed, on December 24, 2009, we entered into definitive purchase and sale agreements with unrelated third parties to acquire a three-property data center portfolio located in Massachusetts and Connecticut, which we refer to as the New England Portfolio. The purchase of the New England Portfolio is subject to various closing conditions, including receipt of requisite consents. The timeline for satisfaction of closing conditions has been extended from January 15, 2010 to January 22, 2010. If the conditions are not satisfied by January 22, 2010, subject to the sellers’ adjournment and extension options, we or the sellers may terminate the purchase and sale agreements without liability, except for damages to property and for willful and material breach and provided the terminating party is not then in default. If we fail to close the purchase as required after the satisfaction or waiver of all closing conditions, we will be liable for actual damages resulting from our failure to pay any portion of the purchase price for the properties. We expect to close the purchase of the New England Portfolio on or about January 22, 2010.

Consistent with our growth strategy, we actively pursue opportunities for potential acquisitions, with due diligence and negotiations often at different stages of advancement at any particular time.

Recent Developments—Financings

On December 31, 2009, we entered into equity distribution agreements with each of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, or the Agents, under which we may issue and sell shares of our common stock having an aggregate offering price of up to $400,000,000 from time to time through, at our discretion, any of the Agents as our sales agents. As of January 19, 2010, 1,074,379 shares of common stock having an aggregate offering price of $54,299,597 have been sold pursuant to the equity distribution agreements.

On January 20, 2010, our operating partnership, Digital Realty Trust, L.P., closed the sale of $100.0 million aggregate principal amount of its senior unsecured term notes to Prudential Investment Management, Inc. and certain of its affiliates, collectively referred to as Prudential, pursuant to the Note Purchase and Private Shelf Agreement dated July 24, 2008, or the Prudential shelf facility, among it, us, certain of our subsidiaries and the Purchasers set forth therein. The notes were issued in two series referred to as the series D and series E notes. The series D notes have a principal amount of $50.0 million, an interest-only rate of 4.57% per annum and a five-year maturity, and the series E notes have a principal amount of $50.0 million, an interest-only rate of 5.73% per annum and a seven-year maturity.

On January 20, 2010, our operating partnership agreed to sell an additional $17.0 million aggregate principal amount of its senior unsecured term notes, which we refer to as the series F notes, to Prudential pursuant to the Prudential shelf facility. The series F notes will have an interest-only rate of 4.50% per annum and a five-year maturity. The purchase and sale of the series F notes is scheduled to close on February 3, 2010, subject to satisfaction of closing conditions. If our operating partnership does not satisfy these closing conditions and tender the series F notes to Prudential by February 3, 2010, it will, with certain exceptions, be liable for a delayed delivery fee. If our operating partnership at any time cancels the closing of the purchase and sale of any of the series F notes, it will be liable for a cancellation fee.

We intend to use the proceeds of the series D, series E and series F notes to fund acquisitions, to temporarily repay borrowings under our revolving credit facility and for working capital. The series D and series E notes are, and the series F notes will be, subject to the covenants set forth in the Prudential shelf facility.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements related to the closing of the acquisition of the New England Portfolio, the closing of the purchase and sale of the series F notes and the expected use of proceeds of our financings. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and discussions which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the impact of the current deterioration in global economic and market conditions; decreases in information technology spending; adverse economic or real estate developments in our markets or the industry sectors that we sell to; our dependence upon significant tenants; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; downturn of local economic conditions in our geographic markets; our inability to comply with the rules and regulations applicable to public companies or to manage our growth effectively; difficulty acquiring or operating properties in foreign jurisdictions; defaults on or non-renewal of leases by tenants; increased interest rates and operating costs; our failure to obtain necessary outside financing; restrictions on our ability to engage in certain business activities; risks related to joint venture investments; decreased rental rates or increased vacancy rates; inability to successfully develop and lease new properties and space held for redevelopment; difficulties in identifying properties to acquire and completing acquisitions; increased competition or available supply of data center space; our failure to successfully operate acquired properties; our inability to acquire off-market properties; delays or unexpected costs in development or redevelopment of properties; our failure to maintain our status as a REIT; possible adverse changes to tax laws; environmental uncertainties and risks related to natural disasters; financial market fluctuations; changes in foreign currency exchange rates; changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and changes in real estate and zoning laws and increases in real property tax rates. For a further list and description of such risks and uncertainties, see our reports and other filings with the United States Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2008 and subsequent reports on Form 10-Q and Form 8-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
General Counsel and Assistant Secretary

Date: January 21, 2010